UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2022

ABIOMED, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-09585	04-2743260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Cherry Hill Drive

Danvers, Massachusetts 01923

(Address of Principal Executive Offices, including Zip Code)

(978) 646-1400

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ABMD	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

Agreement and Plan of Merger

As previously disclosed in the Current Report on Form 8-K filed by ABIOMED, Inc., a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “SEC”) on November 1, 2022, the Company is party to an Agreement and Plan of Merger, dated as of October 31, 2022 (the “Merger Agreement”), with Johnson & Johnson, a New Jersey corporation (“Parent”), and Athos Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”).

Pursuant to the Merger Agreement, and on the terms and subject to the conditions thereof, on November 15, 2022, Merger Sub commenced a tender offer (the “Offer”) to acquire all of the Company’s outstanding shares of common stock (the “Company Shares”) at a purchase price (the “Offer Price”) of (i) $380.00 per Company Share, net to the seller in cash, without interest and less any applicable withholding tax (the “Cash Amount”), plus (ii) one non-tradeable contractual contingent value right per Company Share (each, a “CVR”), which CVR represents the right to receive contingent payments of up to $35.00 per Company Share in cash, without interest and less any applicable withholding tax, upon achievement of certain specified milestones in accordance with the terms and subject to the conditions of the Contingent Value Rights Agreement, dated as of December 22, 2022 (the “CVR Agreement”), by and between Parent and American Stock Transfer & Trust Company, LLC (“AST”) in its capacity as rights agent.

The Offer expired at 11:59 p.m., New York City time, on December 21, 2022 and was not extended. According to Parent, Merger Sub was advised by AST, in its capacity as depositary for the Offer, that approximately 25,759,195 Company Shares were validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 57.1% of the then outstanding Company Shares. The number of tendered shares satisfies the Minimum Condition (as defined in the Merger Agreement). With the Minimum Condition and all other conditions to the Offer having been satisfied, on December 22, 2022, Merger Sub accepted for purchase all Company Shares that were validly tendered and not validly withdrawn pursuant to the Offer.

Following completion of the Offer, on December 22, 2022, Merger Sub merged with and into the Company pursuant to Section 251(h) of the General Corporation Law of the State of Delaware and without any stockholder vote (the “Merger”), with the separate corporate existence of Merger Sub ceasing and the Company surviving the Merger under the name “ABIOMED, Inc.” as a wholly owned subsidiary of Parent, pursuant to the Merger Agreement.

At the effective time of the Merger (the “Effective Time”), and as a result of the Merger, each outstanding Company Share, other than any Company Shares (i) owned at the commencement of the Offer and immediately prior to the Effective Time by Parent, Merger Sub or the Company (or held in the Company’s treasury), or by any direct or indirect wholly owned subsidiary of Parent or Merger Sub, (ii) irrevocably accepted for purchase pursuant to the Offer, or (iii) owned by Company stockholders who were entitled to demand and properly and validly demanded their appraisal rights under Delaware law, was automatically converted into the right to receive the Offer Price.

In addition, at the Effective Time, each Company equity-based award was canceled in exchange for the Cash Amount (less the exercise price in the case of any stock option) plus one CVR, in each case, multiplied by the number of Company Shares underlying such award. In the case of any such award subject to performance-based vesting conditions, the number of Company Shares underlying the award was generally determined based on actual performance for any performance periods that have been completed as of the Effective Time and maximum performance for all other performance periods. Notwithstanding the foregoing, any stock option with an exercise price that is greater than the Cash Amount was instead canceled in exchange for the right to receive cash payments in an amount equal to the excess, if any, of (a) the total amount of the Milestone Payments (as defined in the CVR Agreement) actually payable in connection with a CVR pursuant to the terms of the CVR Agreement minus (b) the amount by which such exercise price exceeds the Cash Amount.

The aggregate consideration paid in the Offer and the Merger was approximately $17.1 billion, without giving effect to related transaction fees and expenses, which Parent funded through a combination of cash on hand and short-term financing.

The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 of the Current Report on Form 8-K filed by the Company with the SEC on November 1, 2022, and is incorporated by reference herein.

The information set forth in Items 3.01, 5.01 and 5.03 is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Offer and the Merger, on December 21, 2022, the Company requested that the NASDAQ Global Select Market (“NASDAQ”) suspend the Company Shares from trading effective as of the close of business on December 21, 2022, remove the Company Shares from listing on NASDAQ and file with the SEC an application on Form 25 to report the delisting of the Company Shares from NASDAQ. NASDAQ has informed the Company that on December 22, 2022, in accordance with the Company’s request, NASDAQ filed the Form 25 with the SEC in order to provide notification of such delisting and to effect the deregistration of the Company Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 with respect to the Company Shares, requesting the deregistration of the Company Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in Items 2.01 and 3.01 above and in Items 5.01 and 5.03 below of this Current Report on Form 8-K is incorporated herein by reference. From and after the Effective Time, holders of Company Shares (other than Dissenting Company Shares or Canceled Company Shares (each as defined in the Merger Agreement)) immediately prior to such time ceased to have any rights as stockholders of the Company (other than their right to receive the Offer Price for each Company Share held, pursuant to the Merger Agreement and the CVR Agreement).

Item 5.01	Changes in Control of Registrant.

At the Effective Time, the Company became a wholly owned subsidiary of Parent. As a result, a change of control of the Company occurred. The information contained in Items 2.01, 3.01 and 3.03 above and in Items 5.02 and 5.03 below of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Change of Control Severance Agreement with Todd Trapp

In accordance with the terms of the Merger Agreement, on December 21, 2022, the Company and Todd A. Trapp, the Company’s Executive Vice President and Chief Financial Officer, entered into an Amendment (the “Trapp CIC Agreement Amendment”) to the Change of Control Severance Agreement effective as of April 6, 2018, by and between the Company and Mr. Trapp (the “Trapp CIC Agreement”). The Trapp CIC Agreement Amendment provides that, upon a qualifying termination of employment under the Trapp CIC Agreement, in addition to the compensation and benefits contemplated thereby, Mr. Trapp will be entitled to receive (i) a pro-rated annual target bonus for the fiscal year in which a qualifying termination of employment occurs plus (ii) an amount equal to two times his target bonus as in effect immediately prior to such qualifying termination of employment. All other terms and conditions of the Trapp CIC Agreement remain in effect without change.

The foregoing description of the Trapp CIC Agreement Amendment is not complete and is qualified in its entirety by reference to the complete text of the Trapp CIC Agreement Amendment, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Transaction Bonuses to Todd A. Trapp and Marc A. Began

In accordance with the terms of the Merger Agreement, on December 21, 2022, the Compensation Committee of the board of directors of the Company approved (1) a cash-based transaction bonus in an amount equal to $6,180,000 to Mr. Trapp and (2) a cash-based transaction bonus in an amount equal to $6,070,000 to Marc A. Began, the Company’s

Executive Vice President, General Counsel and Corporate Secretary, in each case payable upon the closing of the Merger. Each such transaction bonus was subject to continued employment through the closing of the Merger and acknowledgement and affirmation of the restrictive covenants previously entered into between the Company and each of Mr. Trapp and Mr. Began.

Departure of Directors and Certain Executive Officers

Pursuant to the Merger Agreement, at the Effective Time, on December 22, 2022, each of the members of the board of directors of the Company prior to the Effective Time ceased to be members of the board of directors of the Company, and the members of the board of directors of Merger Sub, consisting of Susan Morano, Vincent Sommella and David Fortunati, became the members of the board of directors of the Company.

In addition, effective as of the closing of the Merger, the employment with the Company of each of Michael R. Minogue, the Company’s Chairman, President and Chief Executive Officer, Mr. Trapp and Mr. Began terminated. Each such termination of employment constituted a termination without “Cause” under the respective individual’s change of control agreement (and, in the case of Mr. Minogue, the letter agreement entered into with the Company in connection with the Company’s entry into the Merger Agreement). Each of Messrs. Minogue, Trapp and Began will receive severance in accordance with the terms of his individual agreement with the Company.

Item 5.03	Amendments to Articles of Incorporations or Bylaws, Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company (the “Certificate of Incorporation”) was amended and restated in its entirety. The Certificate of Incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. In addition, pursuant to the Merger Agreement, at the Effective Time, the Company’s by-laws (“By-Laws”) were amended and restated in their entirety. The By-Laws are attached hereto as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 31, 2022, by and among ABIOMED, Inc., Johnson & Johnson, and Athos Merger Sub, Inc. (filed as Exhibit 2.1 to ABIOMED, Inc.’s Current Report on Form 8-K, filed on November 1, 2022, and incorporated herein by reference).*

3.1	Second Amended and Restated Certificate of Incorporation of ABIOMED, Inc.

3.2	Second Amended and Restated By-Laws of ABIOMED, Inc.

10.1	First Amendment, effective as of December 21, 2022, to the Change of Control Severance Agreement, effective as of April 6, 2018, by and between ABIOMED, Inc. and Todd Trapp.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

*

Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABIOMED, Inc.

	By:	/s/ Nonna Akopyan
Nonna Akopyan Secretary
Date: December 22, 2022